EXHIBIT 10.1

BAR HARBOR BANKSHARES AND SUBSIDIARIES

EQUITY INCENTIVE PLAN OF 2015

Section 1

Purpose

.  The purpose of this Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015 (the “Plan”) is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract, retain, and motivate certain persons who make (or are expected to make) important contributions to the Company by providing such persons with an opportunity to benefit from the increases in value of the stock of the Company through the grant of certain Awards, as defined herein, and thereby better aligning the interests of such persons with those of the Company’s shareholders.

Section 2

Definitions

.

“Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee.

“Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, or cash.

“Award Agreement” means the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Participant that evidences and sets forth the terms and conditions of an Award and is inclusive of an Option Agreement, a Restricted Stock Award Agreement, and a Restricted Stock Unit Agreement.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means a conviction by a court of competent jurisdiction of a felony involving dishonesty or fraud on the part of the Participant in his/her relationship with the Company or an Affiliate.

“Change in Control” means the occurrence of any one of the following events:

(a)

Any person, including a group (as such term is used in Section 13(d) of the 1934 Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, other than as a result of an issuance of securities initiated by the Company in the ordinary course of its business; or

(b)

The Company is party to a Business Combination unless, following consummation of the Business Combination, more than fifty percent (50%) of the outstanding voting securities of the resulting entity are beneficially owned, directly or indirectly, by the holders of the Company’s outstanding voting securities immediately prior to the Business Combination in substantially the same proportions as those existing immediately prior to the Business Combination.

For purposes of this Plan, a “Business Combination” means any cash tender or exchange offer, merger or other business combination, sale of stock, or sale of all or substantially all of the assets, or any combination of the foregoing transactions.

For purposes of this Plan, a Change in Control shall exclude any internal corporate change, reorganization, or other such event, which occurred prior to or may occur following the Effective Date of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board described in Section  of the Plan.

“Company” means Bar Harbor Bankshares and any successors thereto.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated.  A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant renders services to the Company or an Affiliate.  The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence including sick leave, military leave, or any other personal leave.

“Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.

“Director” means a non-Employee member of the Board.

“Disability” shall mean a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees.

“Effective Date” means May 19, 2015, subject to approval of the Plan by the Company’s shareholders on such date, the Plan having been approved by the Board on May 19, 2015.

“Employee” means any natural person employed by the Company or any Affiliate.  Mere service as a Director shall not constitute employment for purposes of the Plan.

“Exchange” means any national or regional securities exchange or automated quotation system on which the Stock may from time to time be listed, quoted, or traded.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing price of a Share on the Exchange on which Shares are then trading, if any (or as reported on any composite index which includes such principal Exchange), on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred, or (ii) if Stock of the Company is not publicly traded on an Exchange, the value of a Share as determined by the Committee in good faith by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

“Good Reason” shall mean the occurrence of one or more of the following events without the consent of the Participant:

(a)

a material diminution in the Participant’s annual base salary;

(b)

a material diminution in the Participant’s authority, duties, or responsibilities;

(c)

a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board;

(d)

a material diminution in the budget over which the Participant retains authority;

(e)

a material change in the geographic location at which the Participant must perform services; or

(f)

any other action or inaction that constitutes a material breach by the Company of any agreement under which the Participant provides services.

In order for a termination of Continuous Service to occur for Good Reason, (1) the termination must occur within two (2) years following the initial existence of the event constituting Good Reason; (2) the Participant must provide notice to the Company no later than ninety (90) days after the date of the initial occurrence of the condition or conditions alleged to give rise to Good Reason; and (3) the Participant must provide the Company a period of at least thirty (30) days during which the Company may remedy the condition or conditions alleged to give rise to Good Reason.

“Grant Date” means the date as of which the Committee approves the grant of an Award.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase one or more Shares at a specified exercise price granted to a Participant pursuant to  of the Plan.  An Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

“Option Agreement” means a written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optionholder” means a Participant to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an Option.

“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.  A Participant is inclusive of an Optionholder.

“Performance-Based Award” means an Award made subject to the achievement of performance goals (as provided in ) over a Performance Period specified by the Committee.

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” (within the meaning of Code Section 162(m)) paid to Covered Employees.  Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for Performance-Based Compensation does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

“Performance Measures” means measures as specified in  on which the performance goal or goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

“Performance Period” means the period of time during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

“Plan” means this Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015, as amended from time to time.

“Prior Plan” means the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009, as amended from time to time.

“Restricted Stock” means Shares granted to a Participant pursuant to  of the Plan.

“Restricted Stock Award Agreement” means a written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.  Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one (1) Share granted to a Participant pursuant to  of the Plan which may be settled, subject to the terms and conditions of the applicable Award Agreement, in Shares, cash, or a combination thereof.

“Restricted Stock Unit Agreement” means a written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit grant.  Each Restricted Stock Unit Agreement shall be subject to the terms and conditions of the Plan.

“Shares” means shares of Stock.  If there has been an adjustment or substitution pursuant to  of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to  of the Plan.

“Stock” means the common stock of the Company, par value $2.00, and such other securities of the Company as may be substituted for Stock pursuant to  of the Plan.

“Stock Appreciation Right” means a right granted to a Participant pursuant to  of the Plan which may be settled, subject to the terms and conditions of the applicable Award Agreement, in Shares, cash, or a combination thereof.

“Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of voting stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall apply.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

Section 1

Administration of the Plan

.

1.1

Administration Generally

.  The Plan shall be administered by a Committee of at least two (2) directors appointed by the Board or, at the discretion of the Board from time to time and as permitted by applicable law, the Plan may be administered by the Board.  Each member of the Committee shall be (a) a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the 1934 Act), (b) an “outside director” (within the meaning of Code Section 162(m) and the regulations thereunder), and (c) an independent director in accordance with the rules of any Exchange on which the Stock is listed, quoted, or traded.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  The Board may reserve for itself any or all of the authority and responsibility of the Committee under the Plan and, subject to applicable law, may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section ) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

1.2

Action and Interpretations by the Committee

.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines, and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Award, and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan, any Award, and any Award Agreement shall be final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

1.3

Authority of Committee

.  Except as provided below, the Committee has the exclusive power, authority, and discretion to:

(a)

Determine which of the persons eligible under the Plan shall be granted Awards; how and when each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock, cash, or a combination thereof pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each person;

(b)

Construe and interpret the Plan, any Award, and any Award Agreement, and to establish, amend, and revoke rules and regulations for its administration.  The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)

Amend the Plan, any Award, or any Award Agreement as provided in ; and

(d)

Exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

1.4

Award Agreements

.  Each Award shall be evidenced by an Award Agreement.  Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

Section 2

Shares Subject to the Plan

.

2.1

Share Limit.  Subject to the provisions in  relating to adjustments upon changes in the Stock of the Company, the maximum number of Shares that may be issued pursuant to Awards shall not exceed, in the aggregate, two hundred eighty thousand (280,000) Shares.  Such Shares may be authorized and unissued Shares, treasury Shares, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.  Any of the Shares reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

2.2

Share Usage.  Shares covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of Shares available for issuance under Section  and shall be counted against the Share limit set forth in Section  as one (1) Share for every one (1) Share subject to an Award.  If any Award shall for any reason expire or otherwise terminate or be settled in cash in lieu of Shares, in whole or in part, without having been exercised or settled in full, the Shares not acquired under such Award shall revert to and again become available for issuance under the Plan.  Notwithstanding the foregoing, the number of Shares available for issuance under the Plan will not be increased by the number of Shares (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of Shares upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled Stock Appreciation Right granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section , or (iv) purchased by the Company with proceeds from Option exercises.

2.3

Individual Limits.

(a)

The maximum number of Shares that can be granted to an Employee or a Director pursuant to Awards under the Plan during a calendar year is twenty thousand (20,000).

(b)

The maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of twelve (12) months or less to an Employee or a Director shall be one million dollars ($1,000,000), and the maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of greater than twelve (12) months to an Employee or a Director shall be one million dollars ($1,000,000).

Section 3

Eligibility for Awards

.  Awards other than Incentive Stock Options may be granted under the Plan to Employees and Directors.  Incentive Stock Options may only be granted to Employees of the Company or a subsidiary (within the meaning of Code Section 424(f)).

Section 4

Option Provisions

.  The Committee may grant Options pursuant to the Plan.  Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the Grant Date, and, if certificates are issued, a separate certificate or certificates will be issued for the Shares purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)

Term.  No Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

(b)

Exercise Price.  The per Share exercise price of each Option shall not be less than one hundred percent (100%) of the Fair Market Value of one (1) Share on the Grant Date; provided, however, in the event that a Participant is a Ten Percent Shareholder, the per Share exercise price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) Share on the Grant Date.

(c)

Consideration.  The exercise price of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option), by delivery to the Company of other Stock of the Company, or according to a deferred payment arrangement with the Optionholder, which arrangement shall charge an adequate rate of interest based on the applicable federal rate.

(d)

Transferability.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the forgoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Committee, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)

Vesting Generally.  The total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this  are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

(f)

Termination of Continuous Service.  Unless otherwise provided in the Option Agreement, in the event an Optionholder’s Continuous Service terminates (other than on account of the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent such Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall automatically terminate.

(g)

Disability of Optionholder.  Unless otherwise provided in the Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent such Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date twelve (12) months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall automatically terminate.

(h)

Death of Optionholder.  Unless otherwise provided in the Option Agreement, in the event (a) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (b) the Optionholder dies within the period (if any) specified in the Option Agreement during which the Optionholder may exercise his or her Option after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the Option upon the Optionholder’s death pursuant to , but only within the period ending on the earlier of (a) the date eighteen (18) months following the Optionholder’s date of death (or such longer or shorter period specified in the Option Agreement) or (b) the expiration of the term of such Option as set forth in the Option Agreement.  If, after the Optionholder’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall automatically terminate.

(i)

Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which an Incentive Stock Option is exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company) exceeds one hundred thousand dollars ($100,000), all of the Incentive Stock Option or the portion thereof which exceeds such limit (according to the order in which the Incentive Stock Option was granted) shall be treated as a Nonstatutory Stock Option.

Section 5

Restricted Stock

.

5.1

Restricted Stock

.  The Committee may grant Restricted Stock pursuant to the Plan.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate (including, but not limited to, whether the Participant has the right to vote the Restricted Stock).  The terms and conditions applicable to Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)

Restricted Stock shall be subject to a vesting schedule to be determined by the Committee.

(b)

In the event a Participant’s Continuous Service terminates before all or a portion of the Restricted Stock vests, the unvested Restricted Stock shall be forfeited by the Participant without consideration.

(c)

The Participant may not transfer Restricted Stock prior to the applicable vesting date.

(d)

The Participant shall not receive dividends on the Restricted Stock prior to the applicable vesting date.

5.2

Delivery of Restricted Stock

.  Unless otherwise held in a trust and registered in the name of the trustee, reasonably promptly after the Grant Date of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such Shares.  Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms, and conditions (including forfeiture provisions and restrictions against transfer) contained in the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015 and agreement entered into between the registered owner of such shares and Bar Harbor Bankshares or its Affiliates.  A copy of the Plan and agreement are on file in the office of the Clerk of Bar Harbor Bankshares.”

Such legend shall not be removed until the Participant’s Restricted Stock vests pursuant to the terms of the Plan and the Restricted Stock Award Agreement.  Each certificate issued pursuant to this Section , in connection with an Award of Restricted Stock, shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

Section 6

Stock Appreciation Rights

.  The Committee may grant Stock Appreciation Rights pursuant to the Plan.  Such Stock Appreciation Rights shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.  Such Award Agreement shall comply with, and be subject to, the following terms and conditions:

(a)

No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the Grant Date.

(b)

A Participant shall exercise Stock Appreciation Rights, if at all, by giving written notice of such exercise to the Company.  The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Rights.

(c)

Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation — the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Grant Date.  The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Stock Appreciation Right determined under the preceding sentence.

(d)

In the discretion of the Committee, the total appreciation available to a Participant from an exercise of Stock Appreciation Rights may be paid to the Participant in the discretion of the Committee in Stock, in cash, with a Company note, or any combination of the foregoing.  If paid in cash or with a Company note, the amount thereof shall be the amount of appreciation determined under , above.  If paid in Stock, the number of Shares that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of appreciation determined under , above, by the Fair Market Value of a Share on the exercise date of the Stock Appreciation Rights; provided, however, that no fractional shares shall be issued upon the exercise of Stock Appreciation Rights, unless otherwise approved by the Committee.

(e)

A Stock Appreciation Right shall be transferable to the extent provided in the Award Agreement.  If the Stock Appreciation Right does not provide for transferability, then the Stock Appreciation Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Stock Appreciation Right.

(f)

The total number of Stock Appreciation Rights may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.  The vesting provisions of individual Stock Appreciation Rights may vary.

(g)

In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Stock Appreciation Rights (to the extent such Participant was entitled to exercise such Stock Appreciation Rights as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Participant’s Continuous Service, or (b) the expiration of the term of the Stock Appreciation Rights as set forth in the Award Agreement.  If, after termination of the Participant’s Continuous Service, the Participant does not exercise his or her Stock Appreciation Rights within the time specified in the Award Agreement, the Stock Appreciation Rights shall terminate.

(h)

In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Rights (to the extent such Participant was entitled to exercise such Stock Appreciation Rights as of the date of termination) but only within such period of time ending on the earlier of (a) the date twelve (12) months following the termination of the Participant’s Continuous Service, or (b) the expiration of the term of the Stock Appreciation Rights as set forth in the Award Agreement.  If, after termination, the Participant does not exercise his or her Stock Appreciation Rights within the time specified in the Award Agreement, the Stock Appreciation Rights shall terminate.

(i)

In the event (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Stock Appreciation Rights may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Rights as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Rights by bequest or inheritance, or by a person designated to exercise the Stock Appreciation Rights upon the death of the Participant pursuant to , but only within the period ending on the earlier of (a) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (b) the expiration of the term of such Stock Appreciation Rights as set forth in the Award Agreement.  If, after death, the Stock Appreciation Rights are not exercised within the time specified herein, the Stock Appreciation Rights shall terminate.

Section 7

Restricted Stock Units

.  The Committee may grant Restricted Stock Units pursuant to the Plan.  Each Restricted Stock Unit Agreement shall contain such terms and conditions as the Committee shall deem appropriate.  The terms and conditions applicable to Restricted Stock Unit Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Agreements need not be identical, but each Restricted Stock Unit Agreement shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)

Restricted Stock Units shall be subject to a vesting schedule to be determined by the Committee.

(b)

In the event a Participant’s Continuous Service terminates before all or a portion of the Restricted Stock Units vest, the unvested Restricted Stock Units shall be forfeited by the Participant without consideration.

(c)

The Participant may not transfer Restricted Stock Units prior to the applicable vesting date.

(d)

Upon vesting, Restricted Stock Units will be settled, subject to the terms and conditions of the applicable Award Agreement, in Shares, cash, or a combination thereof, as soon as administratively feasible but in no event later than two and one half (2 ½) months following the close of the calendar year during which the Restricted Stock Units vest in accordance with Section 409A of the Code.

Section 8

Performance-Based Awards.

  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.  The terms and conditions applicable to Performance-Based Awards may change from time to time, and the terms and conditions of separate Award Agreements need not be identical, but each Award Agreement for Performance-Based Awards shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)

Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of Shares that is established by the Committee as of the Grant Date.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of Shares subject to a Performance-Based Award that will be paid out to the holder thereof.

(b)

After the applicable Performance Period has ended, the holder of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Participant over such Performance Period.  Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance-Based Awards in the form of cash, Shares, other Awards, or a combination thereof, including Shares and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as administratively feasible after the Committee has determined that the performance goal or goals relating thereto have been achieved but in no event later than two and one half (2 ½) months following the close of the calendar year in which such Performance Period ends.

(c)

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Covered Employee should constitute Performance-Based Compensation for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance-Based Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this .

(d)

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this .  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals.  Performance goals may differ for Performance-Based Awards granted to any one Participant or to different Participants.  Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Performance-Based Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Performance-Based Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

(e)

The performance goals upon which the vesting or payment of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments): (i) net earnings or net income; (ii) operating earnings; (iii) pretax earnings; (iv) earnings per share; (v) share price, including growth measures and total shareholder return; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, depreciation, and/or amortization; (viii) earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (A) Stock-based compensation expense, (B) income from discontinued operations, (C) gain on cancellation of debt, (D) debt extinguishment and related costs, (E) restructuring, separation, and/or integration charges and costs, (F) reorganization and/or recapitalization charges and costs, (G) impairment charges, (H) merger-related events, (I) gain or less related to investments, (J) sales and use tax settlement, and (K) gain on non-monetary transactions; (ix) sales or revenue growth or targets, whether in general or by type of product, service, or customer; (x) gross or operating margins; (xi) return measures, including return on assets, capital, investment, equity, sales, or revenue; (xii) cash flow, including (A) operating cash flow, (B) free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (viii above) less capital expenditures, (C) levered free cash flow, defined as free cash flow less interest expense, (D) cash flow return on equity, and (E) cash flow return on investment; (xiii) productivity ratios; (xiv) costs, reductions in cost, and cost control measures; (xv) expense targets; (xvi) market or market segment share or penetration; (xvii) financial ratios as provided in credit agreements of the Company and its Affiliates; (xviii) working capital targets; (xix) completion of acquisitions or divestitures of businesses, companies, or assets; and (xx) any combination of the foregoing.

(f)

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and Affiliates as a whole, (ii) the Company, Affiliates, or any combination thereof, or (iii) any one or more business units or operating segments of the Company and/or any Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate.  The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this .

(g)

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (i) asset write-downs; (ii) litigation or claims, judgments, or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization or restructuring events or programs; (v) extraordinary, non-core, non-operating, or non-recurring items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) impact of shares of Stock purchased through share repurchase programs; (ix) tax valuation allowance reversals; (x) impairment expense; and (xi) environmental expense.  To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(h)

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.  In the event that applicable laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m).  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in (e).

Section 9

Covenants of the Company

.  During the term of the Awards, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

Section 10

Use of Proceeds from Stock

.  Proceeds from the sale of Stock pursuant to Awards shall constitute general funds of the Company.

Section 11

Miscellaneous

.

11.1

Shareholder Rights

.  Unless otherwise provided in an Award Agreement, no Participant shall be deemed to be the holder of, or to have any rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms as determined by the Committee.

11.2

No Employment or Other Service Rights

.  Nothing in the Plan, any Award, or any Award Agreement shall confer upon any Participant any right to continue to serve the Company or any Affiliate in any capacity or shall affect the right of the Company or any Affiliate to terminate (i) the employment of an Employee, with or without notice and with or without Cause, or (ii) the service of a Director pursuant to the bylaws of the Company (or of the applicable Affiliate) and applicable provisions of the Maine Business Corporation Act, as amended from time to time.

11.3

Withholding Obligations

.  To the extent provided by the terms of an Award Agreement, the Participant may, in the discretion of the Committee, satisfy any federal, state, or local tax withholding obligation relating to the exercise, vesting, or acquisition of cash and/or Stock under an Award by any one of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold cash from the cash otherwise payable to the Participant as a result of the exercise or vesting of an Award, (iii) delivering to the Company owned and unencumbered Shares; or (iv) another procedure as set forth in an applicable Award Agreement.

Section 12

Adjustments Upon Changes in Stock

.

12.1

Capitalization Adjustments

.  If any change is made in, or other event occurs with respect to, the Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the maximum number of Shares subject to the Plan pursuant to , and the outstanding Awards will be appropriately adjusted in the number of Shares and price per Share subject to such outstanding Awards.  The Committee shall make such adjustments, and its determination shall be final, binding, and conclusive.

12.2

Dissolution or Liquidation

.  In the event of a dissolution or liquidation of the Company, other than a Change in Control, then all outstanding Awards shall terminate immediately prior to the completion of such liquidation or dissolution.

12.3

Other Transactions

.  In the event of a Change in Control or a merger, consolidation, or similar transaction where the Company is the surviving corporation but the Shares of the Company are converted or exchanged into other property by virtue of the transaction (each of the foregoing referred to as a “Transaction”), any surviving corporation or acquiring corporation shall assume any and all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (it being understood that similar stock awards include awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Transaction).  In the event the Participant’s Continuous Service terminates without Cause (other than as a result of Disability) or for Good Reason and the Participant’s termination of Continuous Service occurs in anticipation of or after a Change in Control, the vesting of such Participant’s Awards (and, if applicable, the time during which Awards may be exercised) shall be accelerated in full to the later of (a) a date prior to the consummation of the Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the consummation of the Change in Control) and (b) the date of the Participant’s termination of Continuous Service.  The Participant’s termination of Continuous Service shall be deemed to be in anticipation of a Change in Control if it occurs within the twelve (12) month period prior to the occurrence of the Change in Control.

Section 13

Amendment of the Plan and Awards

.

13.1

Amendment of the Plan

.  The Committee, at any time and from time to time, may amend the Plan.  However, except as provided in  relating to adjustments upon changes in Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or applicable Exchange listing requirements.

13.2

Shareholder Approval.

  The Committee may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

13.3

Contemplated Amendments

.  It is expressly contemplated that the Committee may amend the Plan in any respect the Committee deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

13.4

No Impairment of Rights

.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.5

Amendment of Awards

.  The Committee, at any time and from time to time, may amend the terms of any one or more outstanding Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options and/or Stock Appreciation Rights may not be amended to reduce the exercise price of outstanding Options and/or Stock Appreciation Rights or cancel outstanding Options and/or Stock Appreciation Rights in exchange for cash, other awards or Options and/or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options and/or Stock Appreciation Rights without shareholder approval.

Section 14

Termination or Suspension of the Plan

.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

Section 15

Effective Date of the Plan

.  The Plan shall become effective as of the Effective Date.

Section 16

Fractional Shares

.  No fractional Shares shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

Section 17

Government and Other Regulations

.

(a)

Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)

Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon any Exchange or under any federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.  The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled.  The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

(c)

Notwithstanding any other provision of the Plan, any Awards or payments to a Participant by the Company, whether pursuant to this Plan or otherwise, are subject to and conditioned upon their compliance with applicable provisions of the Federal Deposit Insurance Act and any regulations promulgated thereunder.

Section 18

Indemnification

.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 19

No Limitations on Company Rights

.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

Section 20

Choice of Law

.  The laws of the State of Maine shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to conflicts of laws rules.

Section 21

Section 409A Compliance

.  This Plan is intended to comply with the provisions of Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A.  Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant’s “separation from service” (within the meaning of Section 409A of the Code and the regulations promulgated thereunder) will instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).  Neither the Company, any Affiliate, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company, any Affiliate, the Board, nor the Committee will have any liability to any Participant or other person for such tax or penalty.

*

*

*

To record adoption of the Plan by the Board as of March 17, 2015 and approval of the Plan by the Company’s shareholders as of May 19, 2015, the Company has caused its authorized officer to execute the Plan.

BAR HARBOR BANKSHARES

By: /s/Curtis C. Simard
Name:
Title: